Exhibit 3.36

EXHIBIT A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GEN-PROBE PRODESSE, INC.

These Second Amended and Restated Articles of Incorporation shall supersede and replace the heretofore existing Restated Articles of Incorporation and all amendments thereto of Prodesse, Inc., a Wisconsin corporation organized under Chapter 180 of the Wisconsin Statutes:

ARTICLE I

The name of the corporation is Gen-Probe Prodesse, Inc.

ARTICLE II

The period of existence of the corporation shall be perpetual.

ARTICLE III

The corporation is authorized to engage in any lawful activity for which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of stock consisting of one class only, designated as “common stock” having a par value of $.001 each.

ARTICLE V

The registered office of the corporation is located at 780 North Water Street, Milwaukee, WI 53202 and the name of its registered agent at such address is G&K Wisconsin Services, LLC.

ARTICLE VI

The number of directors constituting the Board of Directors of the corporation shall be as provided in the Bylaws of the corporation. The number of directors of the corporation may be changed from time to time by the Bylaws of the corporation, but in no case shall be less than one (1).

Ss.178.43(4), 179.046, 180.0502, 180.1508, 181.0502, 181.1508 183.0105(3) & 183.1008, Wis Stats	State of Wisconsin Department of Financial Institutions Registered Agent and/or Registered Office Change

Entity Details

Name: GEN-PROBE PRODESSE, INC.

Org Type: Domestic Business

Org ID: P029570

The entity submitting this statement is organized under the laws of Wisconsin.

Registered Agent Name

CSC-LAWYERS INCORPORATING SERVICE COMPANY (FICT NAME) CORPORATION SERVICE COMPANY (CORP NAME)

Registered Agent Address

8040 Excelsior Drive

Suite 400

Madison, WI 53717

United States of America

The street address of the registered office and the business office of the registered agent, as changed or continued, are identical.

Signature

Signature: Maureen Cathell

Title: Vice President

Contact Person

Evelyn Wright

FileStatus_COA_WI@cscinfo.com

800-927-9800

Endorsement

Received Date: 11/28/2012 2:59:09 PM

Effective Date: 11/28/2012

Filed Date:12/4/2012

Filing Fee:$10.00

Total Fee:$10.00